ARTHUR ANDERSEN & CO. LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated January 31, 1997, on the financial statements of The Alger American Fund for the period ended December 31, 1996 and to all references to our Firm included in or made a part of the registration statement of The Alger American Fund filed on Form N-1A (Amendment No. 16), Investment Company Act File No. 811-5550 with the Securities and Exchange Commission.


                                             /s/ Arthur Andersen LLP
                                                 ----------------------------
                                                 ARTHUR ANDERSEN LLP


New York, New York
April 14, 1997